EXHIBIT 10.3

NOTE ALLONGE

ENDORSEMENT to that certain Amended and Restated Promissory Note (Mezzanine Loan), dated October 14, 2005, in the stated principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00), made by MIZNER COURT HOLDINGS, L.P. a Delaware limited partnership in favor of COLUMN FINANCIAL, INC. (“Column”).

Pay to the order of CNL INCOME PARTNERS, LP, a Delaware limited partnership, without recourse, representation or warranty, express or implied, except as may otherwise be expressly set forth in the General Assignment from Column of even date herewith.

DATE: As of March 10, 2006

COLUMN FINANCIAL, INC.,

a Delaware corporation

By:	/s/
Name:
Title:

THIS NOTE ALLONGE SHOULD BE PERMANENTLY AFFIXED

TO THE PROMISSORY NOTE DESCRIBED ABOVE